EXHIBIT 10.49

                           OPTION SUSPENSION AGREEMENT

     This Option Suspension Agreement is entered into by and between Mr. James Joyce, an individual ("Joyce") and Aethlon Medical, Inc., a Nevada corporation (the "Company) as of June 29, 2009.

                                    RECITALS:

     WHEREAS, the Company is approaching the limits of its authorized common stock (the "Common Stock");

     WHEREAS, the Company's cash position requires that is raise new working capital which would require the issuance or reservation of shares of Common Stock for investors;

     WHEREAS, Joyce, the Chief Executive Officer and a Director of the Company has agreed to accommodate the Company's fundraising needs and lack of available capital by suspending the exercisability of his stock options pending the increase of the authorized capital of the Company; and

     WHEREAS, the Board of Directors of the Company has determined to accept Joyce's offer to suspend the exercisability of this stock options upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Joyce and the Company (each a "Party" and collectively the "Parties") agree as follows:

1. SUSPENSION OF EXERCISE RIGHTS. The Parties agree that Joyce currently owns the stock options set forth on SCHEDULE A hereto (the "Stock Options), some of which are subject to continuing vesting. Joyce hereby agrees to suspend the exercisability of his Stock Options as follows: (A) with respect to 2,857,143 Stock Options (related to the September 9, 2005 grant) Joyce will not exercise his rights to acquire shares of Common Stock underlying such Options until the date upon which the Company amends its Articles of Incorporation in the State of Nevada to increase its authorized capital stock to a number of shares that would permit the exercisability of all the Stock Options (the "Charter Amendment"); and (B) with respect to the balance of all Stock Options (6,731,090 Stock Options) the later of (i) the filing and effectiveness of the Charter Amendment, or (ii) June 9, 2010. The period of time from the date hereof until the date the Stock Options become exercisable again, the "Suspension Period."


2. NO RESERVATION OF SHARES UNDERLYING STOCK OPTIONS. The Parties agree that during the Suspension Period, the Company and the Board of Directors shall have no obligation to reserve or set aside any shares of Common Stock underlying the Stock Options suspended and that all such shares shall be immediately deemed "not reserved" for issuance if so previously reserved, and shall be available for reservation or issuance for other purposes at the discretion of the Board of Directors. Joyce acknowledges and agrees that any attempted exercise of the Stock Options during the Suspension Period shall be null and void and of no force or effect.

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3.   EXTENSION OF EXERCISE PERIOD; CONTINUATION OF VESTING. The original expiration date of each Stock Option shall be deemed extended by the number of days to which each such Stock Option is subject to the Suspension Period. The Suspension Period shall have no effect upon the vesting schedule of any Stock Options and all Stock Options subject to vesting shall continue vesting during the Suspension Period according to the terms of the original vesting schedule.

4.   CHANGE OF CONTROL DURING SUSPENSION PERIOD.

        (A) In consideration of the fact that the Stock Options will not be exercisable in full, if at all, during the Suspension Period, the Parties recognize the economic risk to Joyce in the event the Stock Options hold value and there is a Change of Control transaction (as defined below). Accordingly, the Parties hereby agree as follows: If a Change of Control shall occur prior to the filing of the Charter Amendment, and if any of the Stock Options hold positive value (i.e., are "in the money") as compared to the Fair Market Value (defined below) of each share of Common Stock of the Company on the Determination Date (defined below), then in such event, the Company shall, as a condition to such Change of Control transaction, require that either the Company or the acquiring person or company (if applicable) tender to Joyce the same consideration per share (whether such consideration be in the form of cash, notes, securities or other property) that he would have received had he been able to exercise such Stock Options on the Determination Date. In the event a Change of Control transaction shall occur prior to June 9, 2010, but subsequent to the filing and effectiveness of the Amended Charter, then in such event, the Stock Options still subject to the Suspension Period shall become immediately exercisable pursuant to their terms such that Joyce's rights to exercise shall be reinstated in advance of the Determination Date (as defined below.

        (B) A "CHANGE OF CONTROL" shall mean: (a) a merger or consolidation of the Company with or into any other corporation or other business entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of the Board of Directors of the surviving corporation ("VOTING STOCK")); (b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company's assets; or (c) the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions undertaken after the date hereof, of such number of shares of the Company's Voting Stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, fifty percent (50%) or more of the combined voting power of the Voting Stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the Voting Stock outstanding increases the proportionate voting power represented by the Voting Stock owned by any such person or group of persons to fifty percent (50%) or more of the combined voting power of such Voting Stock. The "FAIR MARKET VALUE" of the Common Stock shall mean: (a) If the Company's Common Stock is traded on an

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     exchange or is quoted on the National Association of Securities Dealers,
     Inc. Automated Quotation ("NASDAQ") National Market or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date (as defined below). (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market or the NASDAQ SmallCap Market but is traded on the Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date. (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Joyce and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided. (d) If the Determination Date is the date of a Change of Control, then all amounts to be payable per share to holders of the Common Stock pursuant to the Articles of Incorporation of the Company then in effect assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Option are outstanding at the Determination Date. "DETERMINATION DATE" shall mean the date that is five (5) business days prior to the date established as the effective date of the Change of Control transaction.

5. NO OTHER AMENDMENT. Except as modified or amended hereby, the Stock Options and their respective granting terms and agreements shall remain unchanged.

6. MISCELLANEOUS. Neither this Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the Parties hereto. This Agreement and the rights and obligations hereunder are not transferable or assignable by Joyce. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of law. Each Party agrees to provide, if requested, any additional information that may be requested or required to effect the intents and purposes of this Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to the other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. In the event one or more of the provisions of this Agreement should be held, for any reason, to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth on this signature page.



AETHLON MEDICAL, INC., a Nevada corporation


By: /s/ James A. Joyce
   ---------------------------
    Name:  James A. Joyce
    Title: Chairman and Chief Executive Officer


By: /s/ Richard H. Tullis
   ---------------------------
    Name:  Richard H. Tullis
    Title: VP & Chief Science Officer



JAMES JOYCE, Individually

 /s/ James A. Joyce
------------------------------
James Joyce



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

                                                 SCHEDULE A
                                               STOCK OPTIONS

----------------------- ----------------------------- ---------------------------- ------------------------
    DATE OF GRANT             EXPIRATION DATE              NUMBER OF SHARES             EXERCISE PRICE
                                                          UNDERLYING OPTION
----------------------- ----------------------------- ---------------------------- ------------------------

----------------------- ----------------------------- ---------------------------- ------------------------
 February 23, 2005       February 23, 2010             1,115,550                    $0.38
----------------------- ----------------------------- ---------------------------- ------------------------
 February 23, 2005       February 23, 2010             557,775                      $0.38
----------------------- ----------------------------- ---------------------------- ------------------------
 February 23, 2005       February 23, 2011             557,775                      $0.38
----------------------- ----------------------------- ---------------------------- ------------------------
 September 9, 2005       September 9, 2015             2,857,143                    $0.21
----------------------- ----------------------------- ---------------------------- ------------------------
 June 13, 2007           June 13, 2017                 2,500,000                    $0.36
----------------------- ----------------------------- ---------------------------- ------------------------
 December 15, 2008       December 15, 2018             2,000,000                    $0.25
----------------------- ----------------------------- ---------------------------- ------------------------
                                              TOTAL:   9,588,243
----------------------- ----------------------------- ---------------------------- ------------------------


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